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                                                                       Exhibit 5

                                Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603
                            Telephone 312 853 7000
                            Facsimile 312 853 7036



                              September 11, 1997



Peapod, Inc.
9933 Woods Drive
Skokie, Illinois 60077

              Re:  Peapod, Inc.
                   Registration Statement on Form S-8
                   ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Peapod, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to 150,000 shares of common stock, par value $.01 per share, including associated preferred stock purchase rights of the Company ("Common Stock"), to be offered to participants in the Company's Employee Stock Purchase Plan (the "Plan").

     We are familiar with the Restated Certificate of Incorporation and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and others, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
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Peapod, Inc.
September 11, 1997
Page 2


          Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each share of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such share of Common Stock shall have been duly issued and sold in the manner contemplated by the Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of shares of common stock.

          This opinion is limited to the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Sidley & Austin